UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2008

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in charter)

OREGON	0-13442	93-0786033
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8005 S.W. BOECKMAN ROAD WILSONVILLE, OR	97070-7777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indemnity Agreements with Directors and Officers

On August 10, 2008, the Board of Directors of Mentor Graphics Corporation (the “Company”), approved a new form of indemnity agreement (the “Indemnity Agreement”) to be entered into with current and future directors and officers of the Company.

The new form of Indemnity Agreement will replace the form of indemnity agreement currently in place with each of the officers and directors of the Company and provides, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, judgments, fines, penalties and settlements he or she may be required to pay in actions or other proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, and as a supplement to and in furtherance of rights to indemnification under applicable law and the Company‘s Restated Articles of Incorporation and Bylaws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Retention Agreements with Named Executive Officers

On August 10, 2008, the Board of Directors authorized the Company to enter into updated severance agreements (each, an “Executive Retention Agreement”) with each of Walden C. Rhines, Gregory K. Hinckley, Brian M. Derrick, L. Don Maulsby, Maria M. Pope and Walter H. Potts (the “named executive officers”), and with certain other officers of the Company. The new Executive Retention Agreements have a fixed two year term and will replace the severance agreements currently in place with each of the named executive officers of the Company, which otherwise would remain in effect indefinitely. The terms of the new Executive Retention Agreements address the same matters as the severance agreements that were replaced. The following summary sets forth the material terms of the new Executive Retention Agreements.

In the Executive Retention Agreements, the Company has agreed to provide, among other things, certain benefits to the named executive officers if their employment is terminated (other than for “cause” by the Company or where the officer voluntarily resigns without “good reason”) within 12 months after a “change in control” of the Company, including upon termination as a result of “disability” or death, each as defined in the Executive Retention Agreements (a “triggering event”). A termination of employment for such reasons will also constitute a triggering event if the termination occurs after the date on which the shareholders approve a transaction which would result in a change in control (the “approval date”), subject to the consummation of the change in control. The new Executive Retention Agreements reduce the termination period following a change in control of the Company during which a triggering event may occur from the 24 month period provided for in the existing severance agreements to a 12 month period, and the new Executive Retention Agreements revise the threshold for measuring whether a change in control with respect to the Company has occurred upwards from an acquisition of 20% of the Company’s outstanding common stock or voting securities under the existing severance agreements to an acquisition of 40% of the Company’s outstanding common stock or voting securities.

Upon a triggering event, each of Dr. Rhines and Mr. Hinckley is entitled to cash severance payments equal to three times the sum of his base salary plus target bonus as in effect at the time of the change in control. The cash severance payment formula for Dr. Rhines and Mr. Hinckley is unchanged from the severance agreements currently in place. The cash severance payment for each other named executive officer upon a triggering event is equal to one and one-half times the sum of the base salary plus target bonus as in effect with respect to such named executive officer at the time of the change in control. The cash severance payment formula for each of the other named executive officers is unchanged from the severance agreements currently in place. The cash severance amounts are payable in a lump sum within five days following termination of the named executive officer. For terminations which occur after the approval date but prior to the date of the change in control, the calculation of the amount of severance will be based on the salary and target bonus as in effect on the approval date, and payment will be made within five days after the date of the change in control.

In addition, upon a triggering event, the new Executive Retention Agreements for each of the named executive officers provide:

•

that each such named executive officer’s outstanding options will immediately become vested and exercisable and will remain exercisable for 12 months following termination (but no later than the expiration of the full term for each such option),

•

for continuation of health, life and disability insurance benefits paid by the Company (but not to the extent similar benefits are provided by a subsequent employer) for 36 months for Dr. Rhines and Mr. Hinckley and for 18 months for all other named executive officers (unless such other named executive officer is 54 years of age or older, in which case such benefits continue for 30 months),

•	for continuation for six years of director and officer liability insurance against insurable events that occurred while the director or officer was a director or officer of the Company,

•

for relocation expenses (grossed up for taxes) incurred by the officer for relocations occurring within 24 months following termination for Dr. Rhines and Mr. Hinckley and for 12 months following termination for all other named executive officers (other than Mr. Maulsby, who is not entitled to reimbursement for relocation) and

•	for two years of outplacement services.

In addition, under the new Executive Retention Agreements the named executive officers waive any rights they may have to automatic acceleration of vesting of stock options and other equity awards upon a change in control, absent the subsequent occurrence of a triggering event. The new Executive Retention Agreements also provide that if any payments to a named executive officer in connection with a change in control would be subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, then the named executive officer shall be entitled to a full gross up from the Company with respect to such excise tax (as well as any applicable taxes on such gross up payment), in order to leave such named executive officer economically in the same position as he or she would have been in had such excise tax not been applied.

Retention Bonus Plan

On August 10, 2008, the Board of Directors approved a retention bonus plan (the “Retention Bonus Plan”), which provides certain benefits to designated key employees of the Company, including the named executive officers. The Company implemented the Retention Bonus Plan in order to reinforce and encourage the continued attention and dedication of certain key employees of the Company by providing the opportunity for such employees to receive retention bonus payments and to provide an incentive for such individuals to remain in the employ of the Company or any successor in the event of an acquisition of the Company.

The amount of the retention bonus for each participant in the Retention Bonus Plan who is an “executive” including each of the named executive officers, is equal to that participant’s “annual salary” (as each term is defined in the Retention Bonus Plan), and the Board of Directors, as the initial administrator of the Retention Bonus Plan, has the sole discretion to determine the retention bonus amounts for participants who are not executives. Retention bonuses granted under the Retention Bonus Plan vest if either (a) the applicable participant remains employed with the Company through February 15, 2010, or (b) prior to February 15, 2010, the participant’s employment with the Company is terminated (i) as a result of his or her death or “disability” or (ii) following a “change of control,” by the Company for any reason other than “cause” or by the participant for “good reason” (as each term is defined in the Retention Bonus Plan). Each retention bonus will be paid on the next regularly scheduled payroll day after the bonus vests (but in no event later than 30 days after the bonus vests).

Change of Control Severance Plan

On August 14, 2008, the Board of Directors also approved a change of control severance plan (the “Severance Plan”) that covers all full-time employees of the Company other than employees of the Company who are parties to Executive Retention Agreements and other than employees of the Company who are covered by the Retention Bonus Plan (for so long as such employees are covered by the Retention Bonus Plan). The Severance Plan is designed to help retain the covered employees and to maintain a stable work environment within the Company.

The Severance Plan provides that if a “change of control” of the Company has occurred and an eligible employee’s employment with the Company is terminated by the Company without “cause” or by the employee for “good reason” (as each term is defined in the Severance Plan) prior to August 10, 2010, the employee will generally be entitled to receive continuation of the employee’s annual base salary, as severance pay, in a lump sum or over a designated number of months following the employee’s severance date. The number of months will range from three months to six months, depending on the employee’s age and job level. In addition, the eligible employee will be entitled to reimbursement for outplacement services, subject to a maximum reimbursement under the Severance Plan of $1,500. Eligible employees will also generally be entitled to continued health coverage for three months following the employee’s severance date. Terms of severance pay and benefits provided under the Severance Plan are unchanged from the Company’s historic guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR GRAPHICS CORPORATION (Registrant)

Date:	August 14, 2008	By:	/s/ Dean M. Freed
Dean M. Freed
Vice President and General Counsel

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